Press Release July 28, 2026

HF Sinclair Reports 2026 Second Quarter Results and Announces Increase in Regular Cash Dividend

•Reported Net income attributable to HF Sinclair stockholders of $892 million, or $4.93 per diluted share, and adjusted net income attributable to HF Sinclair stockholders of $960 million, or $5.31 per diluted share

•Reported EBITDA of $1,404 million and Adjusted EBITDA of $1,482 million

•Returned $265 million to stockholders through dividends and share repurchases in the second quarter

•Announced 5% increase in regular quarterly dividend to $0.525 per share

Dallas, Texas, July 28, 2026 ‑ HF Sinclair Corporation (NYSE and NYSE Texas, Inc.: DINO) (“HF Sinclair” or the “Company”) today reported Net income attributable to HF Sinclair stockholders of $892 million, or $4.93 per diluted share, for the quarter ended June 30, 2026, compared to Net income attributable to HF Sinclair stockholders of $208 million, or $1.10 per diluted share, for the quarter ended June 30, 2025. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the second quarter of 2026 was $960 million, or $5.31 per diluted share, compared to adjusted net income attributable to HF Sinclair stockholders of $322 million, or $1.70 per diluted share, for the second quarter of 2025.

HF Sinclair’s Chief Executive Officer, Franklin Myers, commented, “During the quarter, we delivered strong financial results across each of our business segments, underpinned by strong operational and commercial execution. We returned $265 million to stockholders through dividends and share repurchases and today we also announced a 5% increase to our quarterly dividend, demonstrating our continued commitment to return capital to shareholders. Looking forward, we believe the fundamentals that drove strong second quarter results across each of our business segments will persist in the third quarter, providing a positive backdrop as we move through the remainder of the year.”

Refining segment income before interest and income taxes was $877 million for the second quarter of 2026 compared to income of $166 million for the second quarter of 2025. The segment reported Adjusted EBITDA of $1,023 million for the second quarter of 2026 compared to $476 million for the second quarter of 2025. This increase was principally driven by strong refining margins and volumes in the Mid-Continent and West regions as a result of steady demand, tight supply and favorable crack spreads. Adjusted refinery gross margin was $25.95 per produced barrel sold, a 57% increase compared to $16.50 for the second quarter of 2025. Crude oil charge averaged 639,680 barrels per day (“BPD”) for the second quarter of 2026 compared to 615,930 BPD for the second quarter of 2025.

Renewables segment income before interest and income taxes was $30 million for the second quarter of 2026 compared to a loss of $4 million for the second quarter of 2025. Excluding the Lower of cost or market inventory valuation adjustment charge of $30 million, and an impairment charge of $47 million, the segment reported Adjusted EBITDA of $123 million in the second quarter of 2026, compared to $(2) million in the second quarter of 2025. Adjusted renewables gross margins increased as a result of improved RINs prices, higher Producer’s Tax Credit (“PTC”) benefits and increased volumes compared to the second quarter of 2025. Total sales volumes were 60 million gallons for the second quarter of 2026 compared to 55 million gallons for the second quarter of 2025.

Marketing segment income before interest and income taxes was $20 million for the second quarter of 2026, compared to $18 million in the second quarter of 2025. The segment reported EBITDA of $28 million for the second quarter of 2026 compared to $25 million for the second quarter of 2025. Total branded fuel sales volumes were 387 million gallons for the second quarter of 2026 compared to 337 million gallons for the second quarter of 2025.

Lubricants & Specialties segment income before interest and income taxes was $181 million for the second quarter of 2026 compared to $33 million in the second quarter of 2025. The segment reported Adjusted EBITDA of $207 million for the second quarter of 2026 compared to $55 million in the second quarter of 2025. The increase was primarily driven by higher sales volumes and product prices in the second quarter of 2026 compared to the second quarter of 2025. During the second quarter of 2026, we recognized a FIFO benefit of $46 million compared to a FIFO charge of $20 million during the second quarter of 2025.

Midstream segment income before interest and income taxes was $95 million for the second quarter of 2026 compared to $98 million for the second quarter of 2025. The segment reported Adjusted EBITDA of $112 million in the second quarter of 2026 and 2025.

For the second quarter of 2026, net cash provided by operations totaled $1,510 million. At June 30, 2026, the Company’s Cash and cash equivalents totaled $2,262 million, a $1,284 million increase compared to Cash and cash equivalents of $978 million at December 31, 2025. During the second quarter of 2026, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $89 million and spent $179 million on share repurchases, inclusive of excise tax of $3 million. Additionally, at June 30, 2026, the Company’s consolidated debt was $2,772 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.525 per share, an increase of 5% over our previous dividend of $0.50 per share. The dividend is payable on September 2, 2026 to holders of record of common stock on August 11, 2026.

Earlier today, HF Sinclair announced plans to pursue a separation of its Lubricants & Specialties segment through the capital markets, creating a new independent, publicly traded company. As part of this transformation, HF Sinclair has decided to retire its base oil refining assets in Mississauga, Ontario with the transition expected to be substantially completed over the course of 2027. HF Sinclair anticipates the separation of Lubricants & Specialties in a tax-efficient manner for HF Sinclair and its shareholders, and the transaction is intended to be executed over the next 12-18 months. Additional information can be found in the related press release and investor presentation at https://investor.hfsinclair.com/investor-relations/events-and-presentations.
The Company has scheduled a webcast conference call for today, July 28, 2026, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/654044265. An audio archive of this webcast will be available using the above-noted link through August 11, 2026.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,800 branded stations and licenses the use of the Sinclair brand to more than 350 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, we produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may” and similar expressions and statements regarding the Company’s plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding societal expectations that companies address climate impacts and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery or other production facility operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with, or exemptions from, existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company’s existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, war or any associated military campaigns, including those in oil producing regions, such as the ongoing military conflict in the Middle East, which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including uncertainties regarding trade policies, such as the imposition or implementation of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic conditions, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; the possibility that strategic transactions related to our Lubricants & Specialties segment may not be completed on the contemplated terms or timeline, or may not be completed at all, and the possibility that, if completed, such strategic transactions will not achieve the intended financial, strategic and operational benefits; the possibility that asset retirements may incur significant costs, charges and liabilities beyond our expectations, may not be completed on the contemplated timeline, or may not be completed at all; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2025
	2026	2025	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$10,390	$6,784	$3,606	53%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	8,133	5,440	2,693	50%
Lower of cost or market inventory valuation adjustments	30	148	(118)	(80)%
Operating expenses	654	572	82	14%
	8,817	6,160	2,657	43%
Selling, general and administrative expenses (1)	130	114	16	14%
Depreciation and amortization	228	226	2	1%
Other operating expenses, net	47	9	38	422%
Total operating costs and expenses	9,222	6,509	2,713	42%
Income from operations	1,168	275	893	325%

Other income (expense):
Earnings of equity method investments	6	10	(4)	(40)%
Interest income	15	7	8	114%
Interest expense	(20)	(53)	33	(62)%
Other income, net	3	7	(4)	(57)%
	4	(29)	33	NM
Income before income taxes	1,172	246	926	376%
Income tax expense	279	36	243	675%
Net income	893	210	683	325%
Less: net income attributable to noncontrolling interests	1	2	(1)	(50)%
Net income attributable to HF Sinclair stockholders	$892	$208	$684	329%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$4.93	$1.10	$3.83	348%
Diluted	$4.93	$1.10	$3.83	348%
Cash dividends declared per common share	$0.50	$0.50	$—	—%

Average number of common shares outstanding (in thousands):
Basic	179,417	188,110	(8,693)	(5)%
Diluted	179,417	188,110	(8,693)	(5)%

EBITDA	$1,404	$516	$888	172%
Adjusted EBITDA	$1,482	$665	$817	123%

	Six Months Ended June 30,		Change from 2025
	2026	2025	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$17,513	$13,154	$4,359	33%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	14,113	10,916	3,197	29%
Lower of cost or market inventory valuation adjustments	(642)	31	(673)	NM
Operating expenses	1,278	1,168	110	9%
	14,749	12,115	2,634	22%
Selling, general and administrative expenses (1)	245	218	27	12%
Depreciation and amortization	457	451	6	1%
Other operating expenses, net	47	14	33	236%
Total operating costs and expenses	15,498	12,798	2,700	21%
Income from operations	2,015	356	1,659	466%

Other income (expense):
Earnings of equity method investments	14	21	(7)	(33)%
Interest income	25	16	9	56%
Interest expense	(61)	(102)	41	(40)%
Other income (expense), net	18	(46)	64	NM
	(4)	(111)	107	(96)%
Income before income taxes	2,011	245	1,766	721%
Income tax expense	468	37	431	1,165%
Net income	1,543	208	1,335	642%
Less: net income attributable to noncontrolling interests	3	4	(1)	(25)%
Net income attributable to HF Sinclair stockholders	$1,540	$204	$1,336	655%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$8.48	$1.07	$7.41	693%
Diluted	$8.48	$1.07	$7.41	693%
Cash dividends declared per common share	$1.00	$1.00	$—	—%

Average number of common shares outstanding (in thousands):
Basic	180,032	188,298	(8,266)	(4)%
Diluted	180,032	188,298	(8,266)	(4)%

EBITDA	$2,501	$778	$1,723	221%
Adjusted EBITDA	$1,908	$866	$1,042	120%
(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	June 30, 2026	December 31, 2025

	(In millions)
Cash and cash equivalents	$2,262	$978
Working capital	$3,639	$2,327
Total assets	$18,994	$16,510
Total debt	$2,772	$2,769
Total equity	$10,350	$9,249

Segment Information

Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest, Rocky Mountains and Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. Branded fuel is also sold to non-Sinclair branded sites and includes revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of sites in our West and Mid-Continent regions. In February 2026, we formed the joint venture Green Trail Fuels, LLC in which we hold a 50% non-operating economic interest. The joint venture includes various retail sites across Colorado and New Mexico and is supplied fuel by our proximate regional refineries.

The Lubricants & Specialties segment includes Petro-Canada Lubricants’ production operations in Mississauga, Ontario, which produce lubricant products such as base oils, white oils, specialty products and finished lubricants, as well as Petro-Canada Lubricants’ marketing operations, which distribute products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes the Sinclair Lubricants brand and specialty lubricant products produced at our Tulsa facilities that are marketed throughout North America and distributed in Central and South America, and the operations of Red Giant Oil, one of the leading suppliers of locomotive engine oil in North America. The Lubricants & Specialties segment also includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe, and Industrial Oils Unlimited, a producer of high-quality lubricants and specialty fluids with blending, warehousing and terminal facilities in the United States.

The Midstream segment includes all of the operations of our wholly-owned subsidiary Holly Energy Partners, L.P., which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, and Cushing Connect Pipeline & Terminal LLC, the owner of a pipeline running from Cushing, Oklahoma to Tulsa, Oklahoma, a 26.08% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah terminal. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations, and revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Three Months Ended June 30, 2026
Sales and other revenues:
Revenues from external customers	$7,747	$243	$1,370	$998	$32	$—	$10,390
Intersegment revenues and other (1)	1,481	243	—	1	135	(1,860)	—
	9,228	486	1,370	999	167	(1,860)	10,390
Cost of sales: (2)
Cost of materials and other (3)	7,649	339	1,332	674	—	(1,861)	8,133
Lower of cost or market inventory valuation adjustments	—	30	—	—	—	—	30
Operating expenses	491	23	—	78	60	2	654
	8,140	392	1,332	752	60	(1,859)	8,817
Selling, general and administrative expenses (2)	65	1	10	41	2	11	130
Depreciation and amortization	146	16	8	25	18	15	228
Other operating expenses, net	—	47	—	—	—	—	47
Income (loss) from operations	$877	$30	$20	$181	$87	$(27)	$1,168
Earnings of equity method investments							6
Interest income							15
Interest expense							(20)
Other income, net							3
Income before income taxes							$1,172

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$1	$—	$1
Capital expenditures	$69	$1	$25	$7	$11	$5	$118

Three Months Ended June 30, 2025
Sales and other revenues:
Revenues from external customers	$5,158	$131	$826	$641	$28	$—	$6,784
Intersegment revenues and other (1)	861	127	—	4	129	(1,121)	—
	6,019	258	826	645	157	(1,121)	6,784
Cost of sales: (2)
Cost of materials and other (3)	5,045	238	792	486	—	(1,121)	5,440
Lower of cost or market inventory valuation adjustments	172	(24)	—	—	—	—	148
Operating expenses	441	22	—	63	45	1	572
	5,658	236	792	549	45	(1,120)	6,160
Selling, general and administrative expenses (2)	52	—	9	43	2	8	114
Depreciation and amortization	134	26	7	22	19	18	226
Other operating expenses, net	9	—	—	—	—	—	9
Income (loss) from operations	$166	$(4)	$18	$31	$91	$(27)	$275
Earnings of equity method investments							10
Interest income							7
Interest expense							(53)
Other income, net							7
Income before income taxes							$246

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$71	$—	$11	$11	$12	$6	$111

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Six Months Ended June 30, 2026
Sales and other revenues:
Revenues from external customers	$13,186	$451	$2,162	$1,651	$63	$—	$17,513
Intersegment revenues and other (1)	2,313	369	—	2	270	(2,954)	—
	15,499	820	2,162	1,653	333	(2,954)	17,513
Cost of sales: (2)
Cost of materials and other (3)	13,340	517	2,088	1,124	—	(2,956)	14,113
Lower of cost or market inventory valuation adjustments	(604)	(38)	—	—	—	—	(642)
Operating expenses	959	45	—	152	119	3	1,278
	13,695	524	2,088	1,276	119	(2,953)	14,749
Selling, general and administrative expenses (2)	122	2	18	83	4	16	245
Depreciation and amortization	291	35	16	49	37	29	457
Other operating expenses, net	—	47	—	—	—	—	47
Income (loss) from operations	$1,391	$212	$40	$245	$173	$(46)	$2,015
Earnings of equity method investments							14
Interest income							25
Interest expense							(61)
Other income, net							18
Income before income taxes							$2,011

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$3	$—	$3
Capital expenditures	$133	$2	$43	$13	$23	$6	$220

Six Months Ended June 30, 2025
Sales and other revenues:
Revenues from external customers	$10,081	$225	$1,512	$1,278	$58	$—	$13,154
Intersegment revenues and other (1)	1,589	223	—	5	255	(2,072)	—
	11,670	448	1,512	1,283	313	(2,072)	13,154
Cost of sales: (2)
Cost of materials and other (3)	10,185	421	1,444	939	—	(2,073)	10,916
Lower of cost or market inventory valuation adjustments	56	(25)	—	—	—	—	31
Operating expenses	902	45	—	127	91	3	1,168
	11,143	441	1,444	1,066	91	(2,070)	12,115
Selling, general and administrative expenses (2)	106	1	16	79	4	12	218
Depreciation and amortization	271	49	14	44	37	36	451
Other operating expenses, net	14	—	—	—	—	—	14
Income (loss) from operations	$136	$(43)	$38	$94	$181	$(50)	$356
Earnings of equity method investments							21
Interest income							16
Interest expense							(102)
Other expense, net							(46)
Income before income taxes							$245

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$4	$—	$4
Capital expenditures	$130	$1	$16	$20	$21	$9	$197
(1)Refining intersegment revenues relate to transportation fuels sold to the Marketing segment. Renewables intersegment revenues relate to the sale of transportation fuels and RINs sold to the Refining segment. Midstream intersegment revenues relate to pipeline and terminalling services provided primarily to the Refining segment, including leases. These transactions eliminate in consolidation.
(2)Exclusive of Depreciation and amortization.
(3)Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Mid-Continent Region
Crude charge (BPD) (1)	272,430	252,690	268,180	256,630
Refinery throughput (BPD) (2)	287,200	269,850	284,800	273,150
Sales of produced refined products (BPD) (3)	266,690	259,220	269,730	257,300
Refinery utilization (4)	104.8%	97.2%	103.1%	98.7%

Average per produced barrel sold: (5)
Gross margin (6)	$9.64	$2.29	$9.22	$1.76

Adjusted refinery gross margin (7)	$19.00	$15.52	$11.24	$11.61
Less: operating expenses (8)	7.23	6.28	7.22	6.69
Adjusted refinery gross margin, less operating expenses	$11.77	$9.24	$4.02	$4.92

Operating expenses per throughput barrel (9)	$6.72	$6.03	$6.83	$6.31

Feedstocks:
Sweet crude oil	54%	50%	52%	50%
Sour crude oil	26%	25%	26%	25%
Heavy sour crude oil	15%	19%	16%	19%
Other feedstocks and blends	5%	6%	6%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	49%	51%	50%	52%
Diesel fuels	33%	32%	32%	31%
Jet fuels	7%	7%	7%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	3%	4%	3%
Base oils	4%	4%	4%	4%
LPG and other	2%	2%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

West Region
Crude charge (BPD) (1)	367,250	363,240	358,260	354,430
Refinery throughput (BPD) (2)	393,950	390,790	384,300	380,500
Sales of produced refined products (BPD) (3)	401,980	389,990	387,740	378,280
Refinery utilization (4)	87.9%	86.9%	85.7%	84.8%

Average per produced barrel sold: (5)
Gross margin (6)	$19.33	$4.89	$15.13	$2.53

Adjusted refinery gross margin (7)	$30.57	$17.15	$22.93	$13.80
Less: operating expenses (8)	8.65	8.23	8.65	8.63
Adjusted refinery gross margin, less operating expenses	$21.92	$8.92	$14.28	$5.17

Operating expenses per throughput barrel (9)	$8.82	$8.21	$8.72	$8.58

Feedstocks:
Sweet crude oil	29%	30%	29%	31%
Sour crude oil	49%	47%	49%	45%
Heavy sour crude oil	10%	11%	10%	11%
Wax crude oil	5%	5%	5%	6%
Other feedstocks and blends	7%	7%	7%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	52%	51%	53%
Diesel fuels	30%	31%	30%	32%
Jet fuels	7%	6%	7%	6%
Fuel oil	3%	2%	3%	2%
Asphalt	3%	3%	2%	2%
LPG and other	6%	6%	7%	5%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	639,680	615,930	626,440	611,060
Refinery throughput (BPD) (2)	681,150	660,640	669,100	653,650
Sales of produced refined products (BPD) (3)	668,670	649,210	657,470	635,580
Refinery utilization (4)	94.3%	90.8%	92.4%	90.1%

Average per produced barrel sold: (5)
Gross margin (6)	$15.46	$3.85	$12.70	$2.22

Adjusted refinery gross margin (7)	$25.95	$16.50	$18.13	$12.91
Less: operating expenses (8)	8.08	7.45	8.06	7.85
Adjusted refinery gross margin, less operating expenses	$17.87	$9.05	$10.07	$5.06

Operating expenses per throughput barrel (9)	$7.93	$7.32	$7.92	$7.63

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Consolidated
Feedstocks:
Sweet crude oil	40%	38%	39%	39%
Sour crude oil	39%	38%	39%	37%
Heavy sour crude oil	12%	14%	13%	14%
Wax crude oil	3%	3%	3%	3%
Other feedstocks and blends	6%	7%	6%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	52%	51%	52%
Diesel fuels	31%	31%	31%	31%
Jet fuels	7%	6%	7%	7%
Fuel oil	2%	2%	2%	2%
Asphalt	3%	2%	3%	2%
Base oils	2%	2%	2%	2%
LPG and other	4%	5%	4%	4%
Total	100%	100%	100%	100%
(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products.
(7)Adjusted refinery gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(8)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced refined products.
(9)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Renewables
Sales of produced renewables products (in thousand gallons)	59,905	54,786	112,353	99,250
Average per produced gallon sold: (1)
Gross margin (2)	$1.31	$(0.05)	$2.32	$(0.42)

Adjusted renewables gross margin (3)	$2.46	$0.36	$2.69	$0.27
Less: operating expenses (4)	0.37	0.39	0.40	0.45
Adjusted renewables gross margin, less operating expenses	$2.09	$(0.03)	$2.29	$(0.18)
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products.
(3)Adjusted renewables gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced renewables products.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Marketing
Number of branded sites at period end (1)	1,832	1,719	1,832	1,719
Sales of refined products (in thousand gallons)	386,656	337,147	711,279	631,012
Average per gallon sold: (2)
Gross margin (3)	$0.08	$0.08	$0.08	$0.09
Adjusted marketing gross margin (4)	$0.10	$0.10	$0.11	$0.11
(1)Includes certain non-Sinclair branded sites.
(2)Represents the average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products.
(4)Adjusted marketing gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Lubricants & Specialties
Sales of produced refined products (BPD)	39,847	31,963	36,480	30,460

Sales of produced refined products:
Finished products	44%	51%	46%	52%
Base oils	29%	24%	27%	25%
Other	27%	25%	27%	23%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	149,081	145,940	162,217	154,916
Affiliates—intermediate pipelines	136,780	133,296	144,060	135,835
Affiliates—crude pipelines	469,267	383,374	458,573	404,018
	755,128	662,610	764,850	694,769
Third parties—refined product pipelines	33,313	42,458	29,900	41,113
Third parties—crude pipelines	180,580	189,918	181,316	194,445
	969,021	894,986	976,066	930,327
Terminals and loading racks:
Affiliates	1,026,169	969,791	1,031,184	980,271
Third parties	27,608	41,258	26,827	38,104
	1,053,777	1,011,049	1,058,011	1,018,375
Total for pipelines and terminal assets (BPD)	2,022,798	1,906,035	2,034,077	1,948,702

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) asset impairments, (iii) loss on sale of equity method investment, (iv) loss on early extinguishment of debt, (v) decommissioning and closure costs and (vi) acquisition integration and regulatory costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income or Income from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are financial indicators widely used by investors and analysts to measure our operating performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

The Company cannot reliably predict or estimate certain items or expenses, or their impact on financial statements in future periods. Accordingly, the Company believes that a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In millions)
Net income attributable to HF Sinclair stockholders	$892	$208	$1,540	$204
Add: interest expense	20	53	61	102
Less: interest income	(15)	(7)	(25)	(16)
Add: income tax expense	279	36	468	37
Add: depreciation and amortization	228	226	457	451
EBITDA	$1,404	$516	$2,501	$778
Add: lower of cost or market inventory valuation adjustments	30	148	(642)	31
Add: asset impairments	47	—	47	1
Add: loss on sale of equity method investment	—	—	—	40
Add: loss on early extinguishment of debt	—	1	—	16
Add: decommissioning and closure costs (1)	—	—	—	—
Add: acquisition integration and regulatory costs	1	—	2	—
Adjusted EBITDA	$1,482	$665	$1,908	$866
(1)Net of certain unrelated costs of $4 million in the Refining segment by $4 million benefits in the Midstream segment, respectively.

EBITDA and Adjusted EBITDA attributable to our Refining segment are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Refining Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$877	$166	$1,391	$136
Add: depreciation and amortization	146	134	291	271
EBITDA	$1,023	$300	$1,682	$407
Add: lower of cost or market inventory valuation adjustments	—	172	(604)	56
Add: decommissioning and closure costs	—	4	—	4
Add: asset impairments	—	—	—	1
Adjusted EBITDA	$1,023	$476	$1,078	$468
(1)Income before interest and income taxes of our Refining segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Renewables segment are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Renewables Segment	2026	2025	2026	2025

	(In millions)
Income (loss) before interest and income taxes (1)	$30	$(4)	$212	$(43)
Add: depreciation and amortization	16	26	35	49
EBITDA	$46	$22	$247	$6
Add: lower of cost or market inventory valuation adjustments	30	(24)	(38)	(25)
Add: asset impairments	47	—	47	—
Adjusted EBITDA	$123	$(2)	$256	$(19)
(1)Income (loss) before interest and income taxes of our Renewables segment represents loss plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$20	$18	$40	$38
Add: depreciation and amortization	8	7	16	14
EBITDA	$28	$25	$56	$52
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Lubricants & Specialties segment are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Lubricants & Specialties Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$181	$33	$259	$96
Add: depreciation and amortization	25	22	49	44
EBITDA	$206	$55	$308	$140
Add: acquisition integration and regulatory costs	1	—	2	—
Adjusted EBITDA	$207	$55	$310	$140
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Midstream segment are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Midstream Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$95	$98	$189	$161
Add: depreciation and amortization	18	19	37	37
Less: net income attributable to noncontrolling interests	1	2	3	4
EBITDA	$112	$115	$223	$194
Add: loss on sale of equity method investment	—	—	—	40
Add: loss on extinguishment of debt	—	1	—	1
Add: decommissioning and closure costs	—	(4)	—	(4)
Adjusted EBITDA	$112	$112	$223	$231
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

Reconciliation of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products. This margin measure excludes the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Adjusted refinery gross margin is a non-GAAP performance measure and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin, less operating expenses per produced barrel sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In millions, except barrel and per barrel amounts)
Refining segment
Sales and other revenues	$9,228	$6,019	$15,499	$11,670
Cost of sales (1)	8,140	5,658	13,695	11,143
Depreciation and amortization	146	134	291	271
Gross margin	$942	$227	$1,513	$256
Add: lower of cost or market inventory valuation adjustments	—	172	(604)	56
Add: operating expenses	491	441	959	902
Add: depreciation and amortization	146	134	291	271
Adjusted refinery gross margin	$1,579	$974	$2,159	$1,485

Sales of produced refined products (BPD) (2)	668,670	649,210	657,470	635,580

Average per produced barrel sold:
Gross margin	$15.46	$3.85	$12.70	$2.22
Add: lower of cost or market inventory valuation adjustments	—	2.93	(5.08)	0.49
Add: operating expenses	8.08	7.45	8.06	7.85
Add: depreciation and amortization	2.41	2.27	2.45	2.35
Adjusted refinery gross margin	$25.95	$16.50	$18.13	$12.91
Less: operating expenses	8.08	7.45	8.06	7.85
Adjusted refinery gross margin, less operating expenses	$17.87	$9.05	$10.07	$5.06
(1)Exclusive of Depreciation and amortization.
(2)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and excludes volumes of refined products purchased for resale or volumes of excess crude oil sold.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products. This margin measure excludes the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In millions, except gallon and per gallon amounts)
Renewables segment
Sales and other revenues	$486	$258	$820	$448
Cost of sales (1)	392	236	524	441
Depreciation and amortization	16	26	35	49
Gross margin	$78	$(4)	$261	$(42)
Add: lower of cost or market inventory valuation adjustments	30	(24)	(38)	(25)
Add: operating expenses	23	22	45	45
Add: depreciation and amortization	16	26	35	49
Adjusted renewables gross margin	$147	$20	$303	$27

Sales of produced renewables products (in thousand gallons)	59,905	54,786	112,353	99,250

Average per produced gallon sold:
Gross margin	$1.31	$(0.05)	$2.32	$(0.42)
Add: lower of cost or market inventory valuation adjustments	0.50	(0.45)	(0.34)	(0.26)
Add: operating expenses	0.37	0.39	0.40	0.45
Add: depreciation and amortization	0.28	0.47	0.31	0.50
Adjusted renewables gross margin	$2.46	$0.36	$2.69	$0.27
Less: operating expenses	0.37	0.39	0.40	0.45
Adjusted renewables gross margin, less operating expenses	$2.09	$(0.03)	$2.29	$(0.18)
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In millions, except gallon and per gallon amounts)
Marketing segment
Sales and other revenues	$1,370	$826	$2,162	$1,512
Cost of sales (1)	1,332	792	2,088	1,444
Depreciation and amortization	8	7	16	14
Gross margin	$30	$27	$58	$54
Add: depreciation and amortization	8	7	16	14
Adjusted marketing gross margin	$38	$34	$74	$68

Sales of refined products (in thousand gallons)	386,656	337,147	711,279	631,012

Average per gallon sold:
Gross margin	$0.08	$0.08	$0.08	$0.09
Add: depreciation and amortization	0.02	0.02	0.03	0.02
Adjusted marketing gross margin	$0.10	$0.10	$0.11	$0.11
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash adjustments of (i) Lower of cost or market inventory valuation adjustments, (ii) asset impairments, (iii) loss on sale of equity method investment, (iv) loss on early extinguishment of debt, (v) decommissioning and closure costs and (vi) acquisition integration and regulatory costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In millions, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$1,172	$246	$2,011	$245
Income tax expense	279	36	468	37
Net income	$893	$210	$1,543	$208
Less: net income attributable to noncontrolling interests	1	2	3	4
Net income attributable to HF Sinclair stockholders	$892	$208	$1,540	$204

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	$30	$148	$(642)	$31
Asset impairments	47	—	47	1
Loss on sale of equity method investment	—	—	—	40
Loss on early extinguishment of debt	—	1	—	16
Decommissioning and closure costs (1)	—	—	—	—
Acquisition integration and regulatory costs	1	—	2	—
Total adjustments to income before income taxes	$78	$149	$(593)	$88
Adjustment to income tax expense (2)	10	35	(140)	21
Total adjustments, net of tax	$68	$114	$(453)	$67

Adjusted results - non-GAAP:
Adjusted income before income taxes	$1,250	$395	$1,418	$333
Adjusted income tax expense (3)	289	71	328	58
Adjusted net income	$961	$324	$1,090	$275
Less: net income attributable to noncontrolling interests	1	2	3	4
Adjusted net income attributable to HF Sinclair stockholders	$960	$322	$1,087	$271
Adjusted earnings per share - diluted (4)	$5.31	$1.70	$5.99	$1.43
(1)Net of certain unrelated costs of $4 million in the Refining segment by $4 million benefits in the Midstream segment, respectively.
(2)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In millions)
Non-GAAP income tax expense (3)	$289	$71	$328	$58
GAAP income tax expense	279	36	468	37
Non-GAAP adjustment to income tax expense (benefit)	$10	$35	$(140)	$21
(3)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.
(4)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective income tax rate to adjusted effective tax rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In millions)
GAAP:
Income before taxes	$1,172	$246	$2,011	$245
Income tax expense	$279	$36	$468	$37
Effective income tax rate for GAAP financial statements (1)	23.9%	14.5%	23.3%	15.1%
Adjusted - non-GAAP:
Effect of non-GAAP adjustments	(0.8)%	3.6%	(0.2)%	2.4%
Effective tax rate for adjusted results	23.1%	18.1%	23.1%	17.5%
(1)    Due to rounding of reported numbers, some amounts may not calculate exactly.

FOR FURTHER INFORMATION, Contact:

Vivek Garg, Acting Chief Financial Officer, Vice President, Chief Accounting Officer and Controller
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510